AMENDED APPENDIX A

TO THE HERITAGE MUTUAL FUNDS

MULTIPLE CLASS PLAN PURSUANT TO RULE 18F-3

Heritage Cash Trust:
Money Market Fund – Class A and Class C shares
Municipal Money Market Fund – Class A shares

Heritage Capital Appreciation Trust – Class A, Class C, Class I, Class R3 and Class R5 shares

Heritage Growth and Income Trust – Class A, Class C, Class I, Class R3 and Class R5 shares

Heritage Income Trust:
High Yield Bond Fund – Class A, Class C, Class I, Class R3 and Class R5 shares
Intermediate Government Fund – Class A, Class C, Class I, Class R3 and Class R5 shares

Heritage Series Trust:
Small Cap Stock Fund – Class A, Class C, Class I, Class R3 and Class R5 shares
Mid Cap Stock Fund – Class A, Class C, Class I, Class R3 and Class R5 shares
International Equity Fund – Class A, Class C, Class I, Class R3 and Class R5 shares
Diversified Growth Fund – Class A, Class C, Class I, Class R3 and Class R5 shares
Core Equity Fund – Class A, Class C, Class I, Class R3 and Class R5 shares
Eagle Small Cap Core Value Fund – Class A, Class C, Class I, Class R3 and Class R5 shares

Dated: April 3, 2002, as amended March 30, 2007 and September 12, 2008.